                          RIGGS NATIONAL CORPORATION

                        1503 PENNSYLVANIA AVENUE, N.W.

                            WASHINGTON, D.C. 20005

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 11, 1994

  Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Riggs National Corporation (the "Corporation") will be held on Wednesday, May 11, 1994, at 9:30 a.m. local time, at the Rennaissance Hotel, 999 9th Street, N.W., Washington, D.C. 20001, for the following purposes:

    1. To elect a board of directors for the ensuing year;

    2. To consider and act upon a proposal to adopt the Riggs National Corporation 1994 Stock Option Plan;

    3. To consider and act upon a shareholder proposal that would require members of the Corporation's Board of Directors to own at least 1000 shares of voting stock of the Corporation;

    4. To consider and act upon a shareholder proposal recommending that the Board of Directors combine the positions of Chairman of the Board and Chief Executive Officer with the person holding the position as Chief Executive Officer assuming both positions; and

    5. To consider and act upon any other matters that may properly be brought before the Meeting or any adjournment thereof.

  Shareholders of record at the close of business on March 31, 1994, will be entitled to vote at the Meeting or any adjournment thereof. Whether or not you contemplate attending the Meeting, please execute the enclosed proxy and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to its exercise by written notice to the Secretary of the Corporation, by executing and delivering a proxy bearing a later date or by attending the Meeting and voting in person.

  You are cordially invited to attend the Meeting in person.

                                          By Order of the Board of Directors

                                          /s/ Alexander C. Baker


                                          ALEXANDER C. BAKER
                                          Secretary

April 13, 1994

                          RIGGS NATIONAL CORPORATION
                        1503 PENNSYLVANIA AVENUE, N.W.
                            WASHINGTON, D.C. 20005
                                PROXY STATEMENT
                     ANNUAL MEETING OF SHAREHOLDERS TO BE
                             HELD ON MAY 11, 1994

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Riggs National Corporation, a Delaware corporation (the "Corporation"), to be used at the Annual Meeting of Shareholders of the Corporation (the "Meeting") to be held on Wednesday, May 11, 1994, at 9:30 a.m. local time, at the Rennaissance Hotel, 999 9th Street, N.W., Washington, D.C. 20001, or at any adjournment thereof. The Corporation owns all of the outstanding stock of The Riggs National Bank of Washington, D.C. ("Riggs Bank").

  Shareholders of record at the close of business on March 31, 1994 will be entitled to notice of, and to vote at, the Meeting. On the record date, the Corporation had 30,223,214 shares of Common Stock, par value $2.50 per share ("Common Stock"), outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Under the applicable provisions of the Corporation's By-Laws and the Delaware General Corporation Law (the "Delaware GCL"), the presence, in person or by proxy of a majority of the shares of Common Stock is necessary to constitute a quorum of the shareholders in order to elect Directors or take action on a proposal submitted to shareholders at a meeting of shareholders. For these purposes, Common Stock which is present, or represented by proxy, at the Meeting will be counted for quorum purposes regardless of whether the holder of the Common Stock or proxy fails to vote to elect Directors or to vote on a proposal or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to such election or proposal.

  Once a quorum is established, under the applicable provisions of the Delaware GCL, in order for a Director to be elected, the Director must receive a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting. For voting purposes, therefore, abstentions and "broker non-votes" will have no effect on the outcome of such election. With regard to the proposals to be presented to shareholders at the Meeting, such proposals must be approved by the affirmative vote of the holders of a majority of Common Stock present in person or represented by proxy at the Meeting and, for voting purposes, abstentions will be counted as "no" votes and "broker non-votes" will not be counted.

  This Proxy Statement and the accompanying proxy are dated and are being sent to shareholders on or about April 13, 1994. Shares of Common Stock represented by proxies that are properly executed and received in time for the Meeting will be voted in accordance with the shareholders' specifications. In the absence of specific instructions, executed proxies received in response to this solicitation will be voted for the election of the persons listed herein as directors, for adoption of the proposed Riggs National Corporation 1994 Stock Option Plan, and against the shareholder proposals described herein. Should any other matters properly come before the Meeting, the persons named as Proxies will, unless otherwise specified in the proxy, vote upon such matters according to their discretion. A proxy may be revoked at any time prior to its exercise by written notice to the Secretary of the Corporation, by executing and delivering a proxy bearing a later date or by attending the Meeting and voting in person.

  An Annual Report to Shareholders, including financial statements for the year ended December 31, 1993, is enclosed with this Proxy Statement.

                             ELECTION OF DIRECTORS

  At the Meeting, twenty-two directors (which will constitute the entire Board of Directors after the Meeting) are to be elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. The shares of stock represented by properly executed proxies will be voted for the nominees named below, unless otherwise specified on the proxy. It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Meeting, proxies that do not withhold authority to vote for directors may be voted for another nominee or nominees selected by the Board of Directors unless the Board votes to reduce the size of the Board to the actual number of nominees.

NOMINEES FOR DIRECTOR

  The following table sets forth (i) the name and age of each nominee, (ii) the year during which each nominee first became a director of the Corporation,
(iii) the principal occupation of the nominee during the past five years, (iv) other directorships of public companies held by the nominee, and (v) the number of shares of Common Stock beneficially owned by each nominee as of March 31, 1994. All current directors of the Corporation also serve as directors of Riggs Bank. The table has been prepared from information obtained from the nominees.

                                                                           COMMON STOCK
                                                                        BENEFICIALLY OWNED
                                                                        MARCH 31, 1994 AND
 NAME, AGE AND YEAR       PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE       PERCENTAGE OF
  BECAME A DIRECTOR        IN LAST FIVE YEARS, OTHER DIRECTORSHIPS        CLASS (NOTE 1)
 ------------------       -----------------------------------------     ------------------
JOE L. ALLBRITTON      Chairman of the Board and Chief Executive Offi-      9,970,489
 Age 69                 cer of the Corporation; Chairman of the Board           33.0%
 1981                   of Riggs Bank; Chief Executive Officer of Riggs       (Note 2)
                        Bank (1982-1993); Chairman of the Board and
                        owner of Perpetual Corporation, which owns
                        Allbritton Communications Company (owner of
                        three television stations) and ALLNEWSCO, Inc.
                        (news programming service); Chairman of the
                        Board and owner of Westfield News Advertiser,
                        Inc. (owner of two television stations, and one
                        daily and three weekly newspapers); Chairman of
                        the Board and owner of University Bancshares,
                        Inc. (Texas bank holding company); Trustee,
                        Georgetown University; Trustee, National Geo-
                        graphic Society.
BARBARA B. ALLBRITTON  Director, University State Bank (Texas bank);        2,581,732
 Age 56                 Director, Allbritton Communications Company              8.6%
 1991                   (owner of three television stations); Director,       (Note 3)
                        First Charleston Corporation; Director, WSET,
                        Incorporated; Vice President, Perpetual Corpo-
                        ration; Director, ALLNEWSCO, Inc.; Trustee,
                        Baylor College of Medicine; Director, Blair
                        House Restoration Fund.


                                                                              COMMON STOCK
                                                                           BENEFICIALLY OWNED
                                                                           MARCH 31, 1994 AND
   NAME, AGE AND YEAR        PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE       PERCENTAGE OF
   BECAME A DIRECTOR          IN LAST FIVE YEARS, OTHER DIRECTORSHIPS        CLASS (NOTE 1)
   ------------------        -----------------------------------------     ------------------
ROBERT L. ALLBRITTON      Director and Vice President, Allbritton Communi-       1,250,000
 Age 25                    cations Company; Director, ALLNEWSCO, Inc.; Di-            4.1%
                           rector, The Allbritton Foundation; Director,            (Note 4)
                           Perpetual Corporation; Director, University
                           Bancshares, Inc. (Texas bank holding company).
CALVIN                    President, Calvin Cafritz Enterprises; Chairman            6,120
 CAFRITZ                   and Chief Executive Officer, Morris and
 Age 63                    Gwendolyn Cafritz Foundation; Trustee, Federal
 1993                      City Council; Member, Trustee's Council of the
                           National Gallery of Art; Director, Metropolitan
                           Police Boys and Girls Club.
CHARLES A. CAMALIER, III  Partner, Wilkes, Artis, Hedrick & Lane, Chtd.              8,642
 Age 42                    (law firm)                                         (Notes 5, 10)
 1993
TIMOTHY C. COUGHLIN       President of the Corporation; President and               16,250
 Age 51                    Chief Operating Officer of Riggs Bank (1985 to
 1988                      1992); Chapter (governing board) member, Prot-
                           estant Episcopal Cathedral Foundation; Direc-
                           tor, Greater Washington Boys and Girls Clubs;
                           Member, District of Columbia Management Advi-
                           sory Committee.
RONALD E. CUNEO           President and Chief Executive Officer, HFS Inc.;          12,150
 Age 51                    Vice President and General Manager, Honeywell           (Note 5)
 1994                      Inc. (1983-1990).
FLOYD E. DAVIS, III       President and Chief Executive Officer, Floyd E.          192,776
 Age 42                    Davis Company (real estate management company);         (Note 6)
 1993                      Director, Robert O. Scholz Foundation;
                           Director, Floyd E. Davis Family Foundation.
JACQUELINE C. DUCHANGE    Vice President and Director, Four Seas Group,              2,196
 Age 46                    Inc.; Member, St. Andrew's Episcopal School An-         (Note 7)
 1993                      nual Giving Board and Advisory Committee for
                           Future Site and Long Range Planning.
MICHELA A.                Senior Vice President, National Geographic Soci-           3,500
 ENGLISH                   ety; Trustee, Supreme Court Historical Society;
 Age 44                    Member Advisory Board, Yale University School
 1993                      of Organization and Management.
JAMES E. FITZGERALD       Physician; Clinical Professor of Medicine,                92,056
 Age 68                    Georgetown University School of Medicine; Di-           (Note 8)
 1984                      rector, National Capital Reciprocal Insurance
                           Company; Member, Medical Society of the Dis-
                           trict of Columbia.

                                                                        COMMON STOCK
                                                                     BENEFICIALLY OWNED
                                                                     MARCH 31, 1994 AND
NAME, AGE AND YEAR     PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE       PERCENTAGE OF
BECAME A DIRECTOR       IN LAST FIVE YEARS, OTHER DIRECTORSHIPS        CLASS (NOTE 1)
- ------------------     -----------------------------------------     ------------------
DAVID J. GLADSTONE  Chairman of the Board, Chief Executive Officer             500
 Age 51              and Director, Allied Capital Advisers, Inc.;
 1993                Director and Chairman, Allied Capital Corpora-
                     tion; Director and Chairman, Allied Capital
                     Corporation II; Director and Chairman, Allied
                     Capital Commercial Corporation; Director and
                     President, Business Mortgage Investments; Di-
                     rector and President,
                     Allied Capital Lending Corporation; Trustee,
                     George Washington University; Corporate Direc-
                     tor, National Association of Securities Deal-
                     ers.
LAWRENCE I.         President and Director, Perpetual Corporation,          11,000
 HEBERT              which owns Allbritton Communications Company
 Age 47              (owner of three television stations) and
 1988                ALLNEWSCO, Inc. (owner of a cable television
                     program service); President, Westfield News Ad-
                     vertiser, Inc. (owner of two television sta-
                     tions and one daily and three weekly newspa-
                     pers); Vice President, University Bancshares,
                     Inc. (Texas bank holding company); Director,
                     Allied Capital Corporation II.
PAUL M. HOMAN       Vice-Chairman of the Corporation; President and         15,000
 Age 54              Chief Executive Officer of Riggs Bank; Princi-        (Note 9)
 1993                pal of Homan & Associates (bank consulting
                     firm) (1987-1990; 1992-1993); President and
                     Chief Executive Officer of First Florida Banks,
                     Inc. of Tampa, Florida (1991-1992); Senior Ad-
                     viser to the Comptroller of the Currency (1990-
                     1991).
MICHAEL J. JACKSON  Executive Vice President, Mercedes-Benz of North           732
 Age 45              America, Inc.; Executive Vice President,
 1993                EuroMotorcars (1979-1990).
LEO J.              President, Georgetown University; Visiting Fel-          4,971
 O'DONOVAN, S.J.     low, Woodstock Theological Center, Georgetown
 Age 59              University (1988-1989); Trustee, University of
 1993                Detroit Mercy; Board member, Consortium on Fi-
                     nancing Higher Education; Board member, Associ-
                     ation of Catholic Colleges and Universities;
                     Board member, Association of Jesuit Colleges
                     and Universities.

                                                                        COMMON STOCK
                                                                     BENEFICIALLY OWNED
                                                                     MARCH 31, 1994 AND
NAME, AGE AND YEAR     PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE       PERCENTAGE OF
BECAME A DIRECTOR       IN LAST FIVE YEARS, OTHER DIRECTORSHIPS        CLASS (NOTE 1)
- ------------------     -----------------------------------------     ------------------
STEVEN B. PFEIFFER  Partner and Head of the International Depart-            6,830
 Age 47              ment, Fulbright & Jaworski (law firm); Chairman      (Note 10)
 1989                Emeritus of the Board of Trustees, Wesleyan
                     University (Connecticut).
JOHN A. SARGENT     President and Chief Executive Officer, Randall           4,505
 Age 49              H. Hagner & Co., Inc.; Director, Washington          (Note 11)
 1993                Hospital Center; Director, Marjorie Post Foun-
                     dation; Trustee, St. James School; Member, De-
                     catur House Council.
ROBERT L. SLOAN     Chief Executive Officer, Sibley Memorial Hospi-          6,400
 Age 47              tal, Washington, D.C.; Chairman, Potomac Home
 1993                Health Care Agency; Board member, Community of
                     Hope, Inc.; Board member, Washington Speech and
                     Hearing Society.
JAMES W. SYMINGTON  Partner, O'Connor & Hannan (law firm); Chairman            400
 Age 66              Emeritus and Board member, National                  (Note 10)
 1993                Rehabilitation Hospital; Vice President,
                     Atlantic Council.
JACK VALENTI        President and Chief Executive Officer, Motion            2,800
 Age 72              Picture Association of America, Inc; Director,
 1986                American Film Institute.
EDDIE N. WILLIAMS   President and Chief Executive Officer, Joint             1,000
 Age 61              Center for Political and Economic Studies (non-
 1993                profit research and public policy institution);
                     Director, Grumman Corporation; Director, The
                     Promus Companies; Vice Chairman, WETA Televi-
                     sion; Vice Chairman, National Endowment for
                     Democracy.

- --------
Note 1--Beneficial ownership as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of, shares as well as the right to acquire beneficial ownership within 60 days through the exercise of an option or otherwise. Unless otherwise indicated, the listed persons have sole voting power and sole investment power with respect to the shares of Common Stock set forth in the table and own less than 1% of the shares outstanding.
Note  2--See "Beneficial Ownership of Corporation Stock," Notes 2 and 3, Page
         7.
Note 3--Barbara B. Allbritton is the wife of Joe L. Allbritton, Chairman of the Board and Chief Executive Officer of the Corporation. See "Beneficial Ownership of Corporation Stock," Note 4, Page 7.
Note 4--Under the federal securities laws, Robert L. Allbritton, the son of Joe L. and Barbara B. Allbritton, may be deemed to share voting and investment power with regard to 1,250,000 shares owned by a charitable foundation of which he, his mother and his father are trustees.

Note 5--Mr. Camalier and Mr. Cuneo were appointed as Directors of the Corporation on July 14, 1993 and February 9, 1994, respectively.
Note 6--Mr. Davis has sole voting and investment power with regard to 119,031 shares and shared voting and investment power with regard to 73,745 shares held in trust. He disclaims beneficial ownership of an additional 1,830 shares held by his wife.
Note 7--Ms. Duchange disclaims beneficial ownership of an additional 549 shares held in trust for her daughter.
Note 8--Dr. Fitzgerald disclaims beneficial ownership of an additional 12,268 shares owned by his wife.
Note  9--Mr. Homan was appointed Vice Chairman of the Corporation and
         President and Chief Executive Officer of Riggs Bank in June 1993. Under the terms of his employment contract, he received options to purchase 400,000 shares of the Corporation's Common Stock under certain terms and conditions summarized herein under "Stock Option Grants in 1993,"
         Note 3, Page 9. Mr. Homan disclaims beneficial ownership of an additional 15,000 shares owned by his wife.
Note 10--Mr. Symington is a partner in the law firm of O'Connor & Hannan; Mr. Pfeiffer is a partner in the law firm of Fulbright & Jaworski; and Mr. Camalier is a partner in the law firm of Wilkes, Artis, Hedrick & Lane. These law firms performed legal services for the Corporation during 1993 and are expected to perform legal services for the Corporation in 1994.
Note 11--Mr. Sargent disclaims beneficial ownership of an additional 99 shares held in trust for his children.

                         BOARD COMMITTEES AND MEETINGS

  The Board of Directors of the Corporation has an Executive Committee, an Audit Committee and a Compensation Committee. It does not have a standing Nominating Committee. Directors of the Corporation are nominated by the full Board of Directors.

  The Executive Committee of the Corporation exercises the power of the Board of Directors between meetings of the Board of Directors and such other powers as the Board may delegate. The Executive Committee held seven meetings during 1993. The present committee members are Directors Joe L. Allbritton, Barbara
B. Allbritton, Cafritz, Coughlin, Davis, Fitzgerald, Hebert and Homan.

  The Audit Committee of the Corporation reviews the audit and examination reports of the internal auditors, independent public accountants and federal bank examiners as they relate to the Corporation and its subsidiaries. The Audit Committee held fourteen meetings during 1993. The present committee members are Directors Sloan, Cafritz, English, Pfeiffer and Gladstone.

  The Compensation Committee of the Corporation assists the Board of Directors in fulfilling its responsibilities related to compensation and benefits. The Compensation Committee of the Corporation meets in joint session with the Compensation Committee of the Board of Directors of Riggs Bank. The Joint Compensation Committee met six times in 1993. The present committee members are Directors Sargent, Augustine, Jackson, Symington, Valenti and Williams. See page 12 for the Joint Compensation Committee Report to Shareholders on fiscal 1993 compensation programs.

  The Board of Directors of the Corporation held twelve meetings in 1993 and the various Committees of the Board, including those listed above, met a total of fifty times. Of the incumbent directors, none attended fewer than 75% of the aggregate of the total number of meetings during 1993 of the Board of Directors and of all committees on which they served.

                   BENEFICIAL OWNERSHIP OF CORPORATION STOCK

  The following table sets forth information, as of March 31, 1994, concerning
(a) each person known by the Corporation to own beneficially more than 5% of the Common Stock, (b) each of the executive officers named in the Summary Compensation Table, and (c) the aggregate number of shares of Common Stock beneficially owned by all officers and directors (and nominees) of the Corporation and executive officers of Riggs Bank as a group:

                                                AMOUNT AND
                                                NATURE OF
                                                BENEFICIAL           PERCENT OF
BENEFICIAL OWNERS                              OWNERSHIP(1)            CLASS
- -----------------                              ------------          ----------
Joe L. Allbritton.............................   9,970,489(/2/)(/3/)    33.0%
 Riggs National Corporation
 1503 Pennsylvania Avenue, NW
 Washington, DC 20005
Barbara B. Allbritton.........................   2,581,732(/4/)          8.6%
 Riggs National Corporation
 1503 Pennsylvania Avenue, NW
 Washington, DC 20005
Paul M. Homan.................................      15,000
Timothy C. Coughlin...........................      16,250
Randall R. Reeves.............................       2,900
George W. Grosz...............................      14,000
                                                ----------              ----
All directors (and nominees) and officers of
 the Corporation and executive officers of
 Riggs Bank as a group (35 persons)...........  10,472,333(/5/)         34.6%
                                                ----------              ----

- --------
  (1) Beneficial ownership as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of, shares as well as the right to acquire beneficial ownership within 60 days through the exercise of an option or otherwise. Except where noted, the listed persons have sole voting power and sole investment power with respect to the shares of Common Stock set forth in the table and own less than 1% of the shares outstanding.

  (2) Joe L. Allbritton has sole voting and investment power with regard to 6,920,489 of these shares. Also included, pursuant to the federal securities laws, are 470,000 shares owned by Allwin, Inc., which is wholly owned by him; 1,250,000 shares owned by a charitable foundation of which Joe L. Allbritton, his wife Barbara B. Allbritton and his son Robert L. Allbritton are the trustees (the "Foundation"), and 1,330,000 shares beneficially owned by Barbara B. Allbritton as to which Joe L. Allbritton shares voting and investment power as described in Note 4 below. He disclaims beneficial ownership of an additional 1,732 shares owned by Barbara B. Allbritton and 31,110 shares held for the benefit of Robert L. Allbritton by a trust of which Riggs Bank is one of three trustees (the "Trust").

  (3) The shares of Common Stock owned directly by Joe L. Allbritton are pledged to secure a loan with a commercial bank. Should an event of default set forth in the related loan agreement (which contains standard default provisions) occur, the lending bank may be able to sell or transfer the shares depending on the circumstances. In the absence of such an event of default, he retains the right to receive the dividends and the power to vote the shares. For a more complete description of the loan, including default provisions, see the Schedule 13D and amendments thereto filed by Joe L. Allbritton with the Securities and Exchange Commission.

  (4) Barbara B. Allbritton has sole voting and investment power with regard to 1,732 of these shares and shares voting and investment power with Joe L. Allbritton as to 1,330,000 shares with respect to which she has granted to him an irrevocable proxy to vote such shares and has agreed not to sell such shares free of the proxy except in limited market transactions. Also included, pursuant to the federal securities laws, are 1,250,000 shares owned by the Foundation as to which she shares voting and investment power. See Note 2 above. Mrs. Allbritton disclaims beneficial ownership of 7,390,489 shares beneficially owned by Joe L. Allbritton, including shares owned by Allwin, Inc., and 31,110 shares held by the Trust. See Note 2 above.

  (5) Includes 60,250 shares subject to options exercisable within 60 days of March 31, 1994.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  EXECUTIVE OFFICERS: The annual and other compensation paid by the Corporation and Riggs Bank for 1993, 1992 and 1991 to each of the five most highly compensated executive officers of the Corporation, including certain officers of Riggs Bank, and the capacities in which they are currently serving are shown below:

                          SUMMARY COMPENSATION TABLE


                                                                             LONG-TERM COMPENSATION
                                  ANNUAL COMPENSATION                     AWARDS             PAYOUTS
- -----------------------------------------------------------------------------------------------------------------
         (A)         (B)     (C)             (D)          (E)         (F)        (G)           (H)       (I)
- -----------------------------------------------------------------------------------------------------------------
                                                                              SECURITIES
       NAME AND                                       OTHER ANNUAL RESTRICTED UNDERLYING      LTIP    ALL OTHER
  PRINCIPAL POSITION                                  COMPENSATION   STOCK     OPTIONS/      PAYOUT  COMPENSATION
                     YEAR SALARY($)     BONUS($)(/1/)      $        AWARD(S)   SARS(#)          $         $
- -----------------------------------------------------------------------------------------------------------------
  Joe L. Allbritton  1993  380,000           -0-          -0-         -0-          -0-(/2/)    -0-   36,382(/3/)
  Chairman of the    1992  380,000
  Board and Chief    1991  990,000
  Executive Officer
  of the
  Corporation;
  Chairman of the
  Board of Riggs
  Bank
- -----------------------------------------------------------------------------------------------------------------
  Paul M. Homan      1993  348,436(/4/)      -0-          -0-         -0-      400,000         -0-     57,971(5)
  President & Chief  1992      -0-
  Executive Officer  1991      -0-
  of Riggs Bank;
  Vice Chairman of
  the Corporation
- -----------------------------------------------------------------------------------------------------------------
  Timothy C.         1993  350,000           -0-          -0-         -0-       25,000         -0-    1,378(/3/)
  Coughlin           1992  330,769
  President of the   1991  332,885
  Corporation
- -----------------------------------------------------------------------------------------------------------------
  Randall R. Reeves  1993  225,000           -0-          -0-         -0-       10,000         -0-      547(/3/)
  Senior Executive   1992  181,787
  Vice President and 1991      -0-
  Acting Chief
  Credit Officer of
  Riggs Bank
- -----------------------------------------------------------------------------------------------------------------
  George W. Grosz    1993  217,300           -0-          -0-         -0-       40,000         -0-      985(/3/)
  Executive Vice     1992  215,000
  President of Riggs 1991  209,625
  Bank

- --------
  (1) During 1993, the Board of Directors approved the 1994 Bonus Plan for senior officers. Under the terms of the 1994 Bonus Plan, if certain profitability criteria are met by the Corporation in 1994, bonus payments will be paid in 1995 to senior officers who meet certain performance criteria. For a discussion of the Bonus Plan, see "Joint Compensation Committee Report to Shareholders--The Executive Officers," Page 14.
  (2) Joe L. Allbritton was awarded options to purchase 430,000 shares of the Corporation's Common Stock on March 9, 1994. For a discussion of the terms and conditions of such grant, see "Stock Option Grants in 1993," Note 2, Page 9.
  (3) The amounts listed, except where specifically noted, represent the economic benefit attributable to the term life insurance coverage for the named executive officers in 1993 under a split dollar life insurance plan for senior vice presidents and above of the Corporation, Riggs Bank, The Riggs National Bank of Virginia and The Riggs National Bank of Maryland, except Mr. Homan, who will be eligible to receive such benefits in 1994.
  (4) Mr. Homan joined the Corporation in June 1993. The terms of Mr. Homan's employment contract, including performance bonus payments and stock option grants under the 1993 Stock Option Plan, are discussed under "Joint Compensation Committee Report to Shareholders--The President and Chief Executive Officer of Riggs Bank" on page 13 herein.
  (5) Represents one-time moving and relocation expense reimbursement of $21,104 and $36,867 for the payment of taxes on such expense reimbursement.
  (6) Riggs Bank owns a Gulfstream III airplane. In accordance with Riggs Bank's formal policy governing use of the airplane, Joe L. Allbritton reimbursed Riggs Bank $90,831 for personal use of the airplane in 1993. The Board of Directors of Riggs Bank (with Joe L. and Barbara B. Allbritton not participating) approved and ratified the method of calculation and the amount of the reimbursement.

  DIRECTORS. Directors of the Corporation and Riggs Bank who are not officers currently receive a retainer fee of $24,000 per year. Directors do not receive additional compensation for membership on committees, except for the Chairmen of the committees who receive a retainer fee of $1,500 per year and the Chairman of the Audit Committee who receives a retainer fee of $20,000 per year. Officers of the Corporation who are directors do not receive compensation, in addition to their compensation as officers, for attending Board or committee meetings.

                          STOCK OPTION GRANTS IN 1993

         (A)                (B)         (C)       (D)      (E)         (F)
                         NUMBER OF   % OF TOTAL
                         SECURITIES   OPTIONS
                         UNDERLYING  GRANTED TO                    GRANT DATE
                          OPTIONS    EMPLOYEES  EXERCISE   EXP.      PRESENT
         NAME             GRANTED     IN 1993    PRICE     DATE   VALUE($)(/1/)
         ----           ------------ ---------- -------- -------- -------------
Joe L. Allbritton(/2/)            --
Paul M. Homan           400,000(/3/)    53.9%    $8.125    6/9/03  $2,232,000
Timothy C. Coughlin      25,000(/4/)     3.3%    $9.000  11/10/03      95,500
Randall R. Reeves        10,000(/4/)     1.3%    $9.000  11/10/03      38,200
George W. Grosz          40,000(/4/)     5.3%    $9.000  11/10/03     152,800

- --------
  (1) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following:
  . An exercise price on the option equal to the fair market value of the underlying stock on the date of grant.
  . An option term of 10 years.
  . An interest rate of 5.96% for Mr. Homan, and 5.72% for the other named executive officers, representing the grant date interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term.
  . Dividends of $0 per share based on the Corporation's having paid no dividends in 1993.
  . A reduction of approximately 38% for the named executive officers other than Mr. Homan, to reflect the probability of forfeiture due to termination prior to vesting, and the probability of a shortened option term due to termination of employment prior to the option expiration date.
  The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Corporation's Common Stock over the exercise price on the date the option is exercised.
  (2) On March 9, 1994, Joe L. Allbritton was granted options to purchase 430,000 shares of Common Stock at $9.88 per share under the Corporation's 1993 Stock Option Plan. The options are vested but are not exercisable until the earlier of: (i) June 8, 1998, (ii) a "change of control" of the Corporation as defined in the 1993 Stock Option Plan, and (iii) the date on which the reported closing price of the Common Stock has been at least $12.00 per share on 90% of the trading days during any rolling six-month period.
  (3) As part of a three-year employment contract entered into by the Corporation and Paul M. Homan on June 6, 1993, Mr. Homan was granted options to purchase 400,000 shares of Common Stock at $8.125 per share under the Corporation's 1993 Stock Option Plan. The options are vested but are not exercisable until the earlier of: (i) June 8, 1998, (ii) a "change of control" of the Corporation as defined in the 1993 Stock Option Plan, and (iii) the date on which the reported closing price of the Common Stock has been at least $12 per share on 90% of the trading days during any rolling six-month period.
  (4) On November 10, 1993, Messrs. Coughlin, Reeves and Grosz, among others, were granted options pursuant to the 1993 Stock Option Plan, under the following terms and conditions: Of the total amounts granted, 25% vest and are exercisable on the date of grant; 12.5% on the first anniversary thereof and 12.5% on the second anniversary thereof. Fifty percent of the options (the "Remainder") do not vest and are not exercisable until the earlier of November 10, 1998 or upon the achievement of the following stock performance levels:
25% of the Remainder vests and is exercisable when the Common Stock achieves a closing price of $11.25 for 90% of the trading days during any consecutive ninety-day period; an additional 25% vests and is exercisable when the Common Stock reaches $13.50 for 90% of the trading days during any consecutive ninety-day period; and an additional 50% vests and is exercisable when the Common Stock achieves a closing price of $18 for 90% of the trading days during any consecutive ninety-day period. The options also vest and are exercisable upon a "change of control" of the Corporation as defined in the 1993 Stock Option Plan.

              STOCK OPTION EXERCISES IN 1993/FY-END OPTION VALUES

        (A)                (B)         (C)         (D)               (E)
                                                NUMBER OF
                                                SECURITIES
                                                UNDERLYING   VALUE OF UNEXERCISED
                                                OPTIONS AT       IN-THE-MONEY
                     SHARES ACQUIRED            FY-END(#)    OPTIONS AT FY-END($)
                           ON         VALUE    EXERCISABLE/      EXERCISABLE/
       NAME             EXERCISE     REALIZED UNEXERCISABLE     UNEXERCISABLE
       ----          --------------- -------- -------------- --------------------  ---
Joe L. Allbritton           --          --                --              --
Paul M. Homan               --          --         0/400,000     --/$200,000(/1/)
Timothy C. Coughlin         --          --     6,250/ 18,750             -0-
Randall R. Reeves           --          --     2,500/  7,500             -0-
George W. Grosz             --          --    10,000/ 30,000             -0-

- --------
  (1) Represents 400,000 shares multiplied by the difference between the closing price of Riggs National Corporation Common Stock on December 31, 1993 ($8.63) and the exercise price of the options granted to Mr. Homan ($8.13 per share).

  PENSION PLAN. The following table sets forth the estimated annual benefits payable upon normal retirement under the Riggs National Bank Amended Pension Plan in specified compensation and years of service classifications.


                                     YEARS OF SERVICE
                       ----------------------------------------------------------
   SALARY                 5          10         15         20             25
   ------              -------     ------     ------     -------        -------
   $300,000 or more    $29,790     59,580     89,370     118,800/1/     118,800/1/
    200,000             19,790     39,580     59,370      79,160         98,950
    100,000              9,790     19,580     29,370      39,160         48,950

  Benefits under the Riggs National Bank Amended Pension Plan are integrated with Social Security benefits and are computed for purposes of the Table as a straight-life annuity. The normally applicable pension formula is based on the average of the highest five consecutive years' salaries. Compensation covered by the Pension Plan is limited to base salary and applicable tax code limitations. For 1993, the maximum salary considered for Pension Plan purposes is $235,840, but under applicable tax law such amount will be reduced to $150,000 for 1994. The amount of 1993 salary covered by the Pension Plan for the five highest paid executive officers and their estimated years of credited service are: Joe L. Allbritton, $235,840--13 years/2/; Mr. Homan, $235,840--1 year, Mr. Coughlin, $235,840--11 years; Mr. Reeves, $225,000--2 years and Mr. Grosz, $217,300--7 years.
- --------
/1/ Maximum permitted under the Internal Revenue Code of 1986 as of January 1, 1994.
/2/ Because Joe L. Allbritton's average salary exceeded $200,000 on the effective date of the maximum salary limitation now provided for in the Pension Plan, his pension amount will be $78,451, the pension earned for 9 years of service prior to March 1, 1989, plus the amount of pension earned in accordance with the above table using only years of service earned after March 1, 1989. Mr. Allbritton has earned 5 years of service after March 1, 1989.

  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Corporation has a Supplemental Executive Retirement Plan which provides supplemental retirement income to certain key employees of the Corporation and its subsidiaries at the level of Senior Vice President and above. The Joint Compensation Committee determines the terms and conditions under which the employee participates in the plan, including accelerating the vesting of benefits to any participant. Under parameters adopted by the Joint Compensation Committee, the amount of benefits is based on the participants' functional responsibility. Upon the later of a participant's termination of employment with vested benefits, attainment of age 62 or upon a change of control, the participant will receive the vested portion of the supplemental retirement benefit, payable for the life of the participant, but for no more than 15 years. In the case of the death of a participant while employed, the participant's beneficiary will receive the supplemental benefit for 15 years. Based upon the parameters set by the Joint Compensation Committee, the annual benefit payable to each of Messrs. Joe L. Allbritton, Homan, Coughlin, Reeves and Grosz is $40,000. Such benefits will vest 50% after 5 years and 10% per year thereafter, except for Mr. Homan's which will vest 100% after 3 years.

              JOINT COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

GENERAL

  The Compensation Committee of Riggs National Corporation meets in joint session with the Compensation Committee of The Riggs National Bank of Washington, D.C. (the "Joint Committee"). The Joint Committee is responsible for:

  . reviewing the overall salary administration program for the Corporation, Riggs Bank and their subsidiaries (the "Riggs Group");

  . reviewing and making recommendations concerning annual salary increase programs and any bonus programs for the Riggs Group;

  . reviewing and making recommendations to the Board of Directors concerning compensation and benefits of executive officers of the Riggs Group; and

  . reviewing the Riggs Group's benefit plans, considering any new benefits that significantly modify the existing plans and recommending to the Board of Directors any changes requiring Board approval.

  The Joint Committee's approach to executive compensation is to provide competitive levels of compensation that reward performance, recognize individual initiative and achievement, and assist the Riggs Group in attracting and retaining qualified individuals. In its deliberations regarding compensation of executive officers, the Joint Committee considers a variety of factors that may include all or some of the following: (a) the Corporation's performance, both separately and in relation to similar companies, (b) the individual performance of each executive officer, (c) comparative compensation surveys supplied by professional compensation consultants and other material concerning compensation levels at similar companies, (d) historical compensation levels at the Corporation, and (e) the overall competitive environment for executives and the level of compensation necessary to attract and retain executive talent. The Joint Committee believes that the Corporation's most direct competitors for executive talent are not necessarily all of those whose stock performance is included in the Middle Atlantic Banks Index set forth in the Stock Performance Chart of this Proxy Statement. Companies selected by the Joint Committee for executive compensation comparison purposes include those with similar geographical scope, size and market capitalization for which survey data on pay practices are available.

  For the past several years, compensation of the Corporation's executives has focused primarily on salary. Recent enhancements to the compensation program, including the Corporation's 1993 Stock Option Plan, which was approved by shareholders last year, have assisted the Corporation in attracting and retaining key employees on a long-term basis. During 1993, the Joint Committee recommended and the Board approved: (1) a performance appraisal system for all officers; (2) the appointment or reassignment of eleven executives at the senior level, including the Chief Executive Officer of Riggs Bank, Mr. Paul Homan; (3) implementation of the Corporation's 1993 Stock Option Plan with stock option grants to Mr. Homan and other executive officers tied, in part, to stock performance; and (4) the adoption of the 1994 Bonus Plan for senior officers tied to the Corporation's return on assets. In 1994, the Joint Committee recommended and the Board approved the adoption of the 1994 Stock Option Plan described on page 17 herein. The use of performance-based incentive compensation should enable the Corporation to retain, attract and reward executives who contribute to stock performance and the achievement of earnings and other long-term strategic objectives.

  The Joint Committee has reviewed the potential impact of Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits a company's ability to deduct more than $1 million of compensation to any executive officer. Given the levels of compensation currently contemplated by the Corporation, including payments that may be made in 1995 under the 1994 Bonus Plan for senior officers, and the Corporation's anticipated use of loss carryforwards, the Joint Committee is not recommending that any existing compensation plans be revised in response to Section 162(m).

1993 COMPENSATION

A. THE CHIEF EXECUTIVE OFFICER OF THE CORPORATION

  Joe L. Allbritton served as Chairman of the Board and Chief Executive Officer of the Corporation throughout 1993, during which the Corporation installed a new management team at Riggs Bank including the appointment of a President and Chief Executive Officer of Riggs Bank, restructured the Corporation's finances to facilitate its return to profitability, attracted new capital, restructured its London operations, consolidated the majority of its nonperforming and other problem assets in a special assets group, and implemented BankStart '93, a comprehensive, corporate-wide project designed to make the Corporation more cost efficient and operationally effective. As a result of the foregoing measures, the Corporation improved its financial condition and achieved a modest profit in the third and fourth quarters of 1993.

  Mr. Allbritton voluntarily maintained his salary in 1993 at the same reduced level as 1992, and the Joint Committee accepted Mr. Allbritton's voluntary salary freeze.

B. THE PRESIDENT AND CHIEF EXECUTIVE OFFICER OF RIGGS BANK

  In June 1993, the Corporation entered into a three-year contract with Paul
M. Homan to serve as President and Chief Executive Officer of Riggs Bank. Mr. Homan has had several years of senior-level management experience at financial institutions and the Office of the Comptroller of the Currency. Under his contract, Mr. Homan will receive a base salary of $650,000 per year, with an annual performance bonus of $300,000 payable in 1995 and 1996 if certain performance goals for the prior year are met and the Corporation and Riggs Bank achieve substantial compliance with their respective regulatory understandings and agreements. Mr. Homan shall be deemed to have satisfied the performance goal for 1994 and for 1995 if the Corporation achieves a return on average assets of 50 basis points and 75 basis points, respectively, for the years ended December 31, 1994 and 1995. Mr. Homan also received options to purchase 400,000 shares of Common Stock at $8.125 per share. The options vested upon grant but are not exercisable until the earlier of: (1) June 8, 1998, (2) a "change of control" of the Corporation as defined in the Corporation's 1993 Stock Option Plan and (3) the date on which the reported closing price of the Common Stock has been at least $12 per share on 90% of the trading days during any rolling six-month period.

  In determining Mr. Homan's base salary, the Joint Committee took into account his reputation in the industry and the competitive marketplace factors involved in his recruitment to Riggs Bank. As part of the overall compensation package, the Joint Committee focused on incentive compensation based on Mr. Homan's ability to enhance the Corporation's performance, including stock price and return on assets, and established an appropriate incentive opportunity which the Joint Committee deemed necessary. Mr. Homan has played a key role in the financial restructuring initiated in the second quarter of 1993 and the Corporation's success in its capital raising efforts.

C. THE EXECUTIVE OFFICERS


  In 1993, the Joint Committee adopted a "Goal Setting and Performance Appraisal" system to provide for a systematized approach to appraise officer performance, including executive officers. Evaluations of officer positions by level of responsibility and subjective evaluations of individual officer performance made by Messrs. Allbritton and Homan were reviewed by the Joint Committee in making recommendations to the Outside Directors Committee for stock option grants to executive officers. Under the terms of the stock option grants, the Corporation's most senior executives, including the Corporation's newly hired executive management team, will be able to exercise a portion of their stock options based on the performance of the Corporation's Common Stock in the market. See "Stock Option Grants in 1993" on page 9 herein for a description of the terms of the stock option grants to executive officers.

  The Joint Committee also recommended and the Board of Directors approved the 1994 Bonus Plan. The 1994 Bonus Plan, which covers all senior officers other than Messrs. Allbritton and Homan, provides a bonus payment of up to 15% of base salary for senior officers if the Corporation achieves a return on average assets of 50 basis points for the year ending December 31, 1994. Assuming such performance levels are met, senior officers with an internal performance appraisal score of 4 or better (out of a possible highest score of 5) will receive a bonus of 15% of base salary; senior officers with a score of 3 will receive a bonus of 7.5% of base salary. As an incentive for all senior officers of the Corporation, the Joint Committee determined to extend the 1994 Bonus Plan to all members of the senior officer group, rather than to selected executive officers. In determining the maximum bonus payments to senior officers under the plan, the Joint Committee took into account the absence of bonus plans for senior officers over the past several years; the implementation of a performance appraisal system; the size of the senior officer group and the potential expense of the 1994 Bonus Plan. If targeted profitability levels are met, bonus payments under the 1994 Bonus Plan would be made in 1995; eligible officers must be employed by the Corporation or the Bank on the date the bonus payments are made in 1995 to receive the 1994 bonus.

Respectfully Submitted,

John A. Sargent, Chairman, Norman R. Augustine, Michael J. Jackson, James W. Symington, Jack Valenti and Eddie N. Williams.

                            STOCK PERFORMANCE CHART

  The following graph shows the performance of the Corporation's Common Stock over the past five fiscal years (assuming reinvestment of dividends) as compared to the NASDAQ Market Value Index and the Middle Atlantic Banks Index.


                            [GRAPH APPEARS HERE]

                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
AMONG RIGGS NATIONAL CORPORATION, MIDDLE ATLANTIC BANKS AND NASDAQ MARKET INDEX


                                 Riggs        Middle      NASDAQ
Measurement period              National     Atlantic     Market
(Fiscal year Covered)          Corporation    Banks       Index
- ---------------------           --------     --------    --------
Measurement PT -
12/31/88                        $100.00      $100.00     $100.00

FYE 12/31/89                    $ 97.29      $115.76     $112.89
FYE 12/31/90                    $ 42.56      $ 90.08     $ 91.57
FYE 12/31/91                    $ 21.18      $119.88     $117.56
FYE 12/31/92                    $ 50.46      $150.12     $118.71
FYE 12/31/93                    $ 42.98      $186.49     $142.40


                         TRANSACTIONS WITH MANAGEMENT

  Indebtedness of Directors, Nominees for Directors, Executive Officers and Related Persons. The Corporation's banking subsidiaries have had, and are expected to have in the future, banking transactions in the ordinary course of their business with directors of Riggs Bank and Riggs AP Bank, Ltd. and their associates (primarily the businesses with which they are associated), and directors and executive officers of the Corporation and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, these transactions did not, at the time they were entered into, involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1993, the aggregate principal amount of indebtedness (including letters of credit) to banking subsidiaries of the Corporation owed by directors and executive officers of the Corporation and their associates, directors of Riggs Bank and Riggs AP Bank, Ltd. and their associates, was $65,699,115, which represented approximately 22.4% of total shareholders' equity and 2.6% of total loans. The highest aggregate amount owed by such persons during 1993 and through March 31, 1994 was $75,232,192. The directors who, with their associates, had the largest amounts outstanding as of December 31, 1993 were: Director Cafritz-- $16,711,039; Director Augustine--$15,000,000; Director Sloan--$13,200,000;
Director O'Donovan--$9,023,942 and Director Davis--$8,698,603.

  Other. During 1993, Allbritton Communications Company ("ACC") and Perpetual Corporation ("Perpetual"), companies indirectly wholly owned by Joe L. Allbritton, paid Riggs Bank $259,000 to lease space in two office buildings owned by Riggs Bank. In early 1992, ACC exercised its option to extend its lease through 1996. Perpetual's lease expired in December 1993 and is being renewed pursuant to a 3 year renewal option. The Boards of Directors of the Corporation and Riggs Bank (with Joe L. Allbritton and his business associates, Mr. Wren (former director) and Mr. Hebert, not participating) approved and ratified the ACC lease arrangement, finding it to contain the same terms and conditions as would have prevailed had it been negotiated with a nonaffiliated company. The Board of Directors of Riggs Bank (with Joe L. Allbritton and his business associate, Mr. Hebert, not participating) approved and ratified the Perpetual lease arrangement, finding it to contain the same terms and conditions as would have prevailed had it been negotiated with a nonaffiliated company.

  During 1993, ACC also reimbursed Riggs Bank $1,000 for use of Riggs Bank's corporate dining room and Perpetual reimbursed Riggs Bank $2,000 for use of Riggs Bank's corporate fitness center. The Board of Directors of Riggs Bank (with Joe L. and Barbara B. Allbritton and Joe L. Allbritton's business associate, Mr. Hebert, not participating) approved and ratified these transactions, finding the fees for the use of the facilities comparable to those which Riggs Bank would expect to charge nonaffiliated companies.

  Riggs Bank, through advertising agencies, purchases advertising time from various Washington metropolitan area television stations, including WJLA-TV, an affiliate of a major network, and NewsChannel 8, a cable television program service. WJLA-TV is a division of ACC and NewsChannel 8 is a division of ALLNEWSCO, Inc., which are indirectly wholly owned by Joe L. Allbritton. During 1993, Riggs Bank, through advertising agencies, purchased $266,000 in advertising time from WJLA-TV and $19,000 in advertising time from NewsChannel
8. The amounts that Riggs Bank, through advertising agencies, paid to WJLA-TV and NewsChannel 8 represent an immaterial portion of their gross revenues for 1993. The Board of Directors of Riggs Bank (with Joe L. and Barbara B. Allbritton and Joe L. Allbritton's business associate, Mr. Hebert, not participating) approved and ratified the transactions with WJLA-TV and NewsChannel 8, finding them to be on terms and under circumstances that are substantially the same, or at least as favorable to Riggs Bank, as those prevailing for comparable transactions with or involving nonaffiliated companies. While it is expected that Riggs Bank will continue to purchase advertising time from WJLA-TV and NewsChannel 8 during 1994, it is difficult at this time to estimate the amount of those purchases.

  Riggs Bank has in the past sold participations in commercial real estate loans to University State Bank ("University"), a Texas bank that is indirectly wholly owned by Joe L. Allbritton. The participations sold to University were in loans bearing floating rates of interest. The purchase price of each of the participations was equal to the outstanding principal amount of the portion of the loan purchased. Riggs Bank receives a servicing fee of 0.25% on each of the loans in which participations were sold to University and, in some transactions, shared a portion of the loan fees with University. The Board of Directors of Riggs Bank (with Joe L. Allbritton and his business associate, Mr. Hebert, not participating) approved and ratified the sales, finding them to be on terms that were substantially the same, or at least as favorable to Riggs Bank, as those prevailing for comparable transactions with or involving nonaffiliated companies. No loan participations were sold to University during 1993. On December 31, 1993, there were $17,000,000 in loan participations outstanding to University. As of that date, University's total assets were $217,100,000 and its total loans outstanding were $96,500,000.

               RIGGS NATIONAL CORPORATION 1994 STOCK OPTION PLAN

                                    SUMMARY

  The Board of Directors has approved and recommends that shareholders approve the adoption of the Riggs National Corporation 1994 Stock Option Plan (the "Plan") by voting FOR the Plan.

  The Board believes that the Corporation's future success and profitability will depend in large measure on its ability to continue to attract, retain and motivate highly qualified individuals and that an effective compensation policy for these individuals includes not only a competitive annual salary, but also long-term incentives linked to shareholder return and company performance. The purpose of the Plan is to advance the best interest of the Corporation by providing personnel who have a substantial responsibility for the Corporation's management and growth with an additional incentive to continue to contribute to the growth and success of the Corporation by increasing their proprietary interest.

  In order to provide compensation based on the market performance of the Corporation's Common Stock, on February 9, 1994, the Board of Directors adopted, subject to shareholder approval, the Plan. The Plan is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. The following summary is subject to, and is qualified in its entirety by, reference to the full text of the Plan, and defined terms not otherwise defined herein are as defined in the Plan.

Stock Available For Option Grants. The Plan provides for the issuance of Options to purchase shares of Common Stock of the Corporation. The aggregate number of shares of Common Stock reserved for issuance upon exercise of Options granted under the Plan shall not exceed 1,250,000 shares. No Participant under the Plan shall be eligible to be granted Options under the Plan representing more than 100,000 shares of Common Stock per calendar year. Pursuant to actions of the Board of Directors, shareholders have no preferential or preemptive rights with respect to shares issued under the Plan. Shares that by reason of expiration of an Option or otherwise are no longer subject to purchase pursuant to an Option may be again available for issuance pursuant to Options under the Plan. No Options have been granted or authorized under the Plan as of the date of this Proxy Statement, and the Corporation does not intend to grant or authorize any such Options unless and until the Plan is approved by the Corporation's shareholders.

Effective Date and Termination. Upon approval of the Plan by a majority of the votes cast at the 1994 Annual Meeting, the Plan will become effective as of February 9, 1994, the date the Plan was approved by the Board of Directors of the Corporation.

  Unless previously terminated by the Board, the Plan will terminate on February 9, 2004, 10 years after the date the Plan was adopted by the Board, except that Options that were granted under the Plan before its termination will continue to be administered under the terms of the Plan until the Options terminate or are exercised.

Eligibility. Key Employees of the Corporation and subsidiaries which are at least 50 percent owned by the Corporation (including directors who are officers) may be granted either Incentive Stock Options (i.e., Options qualifying for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) or Nonqualified Stock Options (i.e., Options that do not qualify as Incentive Stock Options under Section 422 of the Code). The Corporation estimates that the number of Key Employees eligible for participation in the Plan is approximately 55 persons.

Administration and Operation. The Plan is administered by the Joint Compensation Committee of the Board of Directors of the Corporation and Riggs Bank. The Joint Compensation Committee has authority to recommend to the Outside Directors Committee the Key Employees to be granted Options and the terms of the Options granted. The Outside Directors Committee has the authority to approve, reject, or modify grants of options recommended by the Joint Compensation Committee, and no Option may be granted unless and until the grant is approved by the Outside Directors Committee. The Joint Compensation Committee also has authority to approve an election to pay the exercise price of an Option, or withholding tax in connection with the exercise of an Option, with Common Stock owned prior to exercise of an Option or with Common Stock acquired upon exercise of the Option (the "Option Stock"). The Joint Compensation Committee is composed of two or more Outside Directors, each of whom is "disinterested" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Act"). The Outside Directors Committee is composed of all the Outside Directors who are "disinterested." A "disinterested" director for this purpose is a director who was not granted during the one year immediately preceding the director's appointment to the Committee, and is not granted while a member of the Committee, equity securities under any plan of the Corporation (or any affiliate of the Corporation), except as may be otherwise permitted under Rule 16b-3 promulgated under the Act. An "Outside Director" for this purpose is a Director who is neither an officer nor an employee of the Corporation (or any affiliate or subsidiary of the Corporation) and who qualifies as an outside director within the meaning of Section 162(m)(4) of the Code, and the applicable Treasury regulations or who is deemed to be an outside director under the applicable Treasury regulations and authority.

                     TERMS AND CONDITIONS OF STOCK OPTIONS

General. An Option is exercisable only to the extent that it is vested on the date of exercise, and no Option will be exercisable after the expiration of 10 years from the date the Option was granted. Incentive Stock Options granted to an Option holder who owns on the date of grant more than 10% of the total combined voting power of all classes of stock of the Corporation (or a parent or subsidiary) will expire 5 years from the date of grant.

  The exercise price of Options may not be less than 100% of the fair market value of the Common Stock on the date of grant, as determined in good faith by the Joint Compensation Committee. However, the exercise price of an Incentive Stock Option may not be less than 110% of the fair market value of the Common Stock on the date of grant if the Option holder owns more than 10% of the total combined voting power of all classes of stock of the Corporation (or its parent or subsidiary). Fair market value of Common Stock is determined by reference to the closing price for the day, unless the Joint Compensation Committee determines that an alternative method more properly reflects fair market value. On March 31, 1994, the closing price for shares of the Corporation's Common Stock was $9.75.

  An Option may be exercised as to all or any number of whole shares of the Common Stock with respect to which the Option is vested. Options may be exercised only by written notice to the Secretary of the Corporation and only if the exercise notice is accompanied by payment in cash of the full exercise price for the shares with respect to which the Option is exercised, unless the Joint Compensation Committee approves, in its sole discretion, payment other than in cash. The

Joint Compensation Committee may approve payment of the exercise price in the form of (i) Common Stock of the Corporation other than Option Stock, (ii) a combination of cash and Common Stock other than Option Stock, or (iii) Option Stock provided that, in the case of an Option holder who is subject to Section 16 of the Act (an "Insider"), the requirements of Rule 16b-3 promulgated under the Act are met. The value of any Common Stock used to pay the exercise price or any portion thereof will be the fair market value of Common Stock on the date of exercise.

  Options remain qualified as Incentive Stock Options only to the extent that the aggregate Fair Market Value of Common Stock with respect to which the Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all plans of the Corporation and its parent or subsidiary) does not exceed $100,000.

Termination of Employment. Vesting of an Option will cease on the date that an Option holder is no longer an employee of the Corporation or a subsidiary (the "date of termination"), and the Option will be exercisable only to the extent the Option is vested on the date of termination. However, if the Option holder is no longer an employee because of death or Disability, any Option that is not 100% vested will automatically become 100% vested on the date of termination. If the Option holder's termination is for reason of death, the right to exercise the Option will expire one year after the date of the holder's death, and until expiration, the holder's heirs, legatees or legal representative may exercise the Option. If the Option holder's termination is for any reason other than death, the right to exercise the Option (to the extent that it is vested) will expire 90 days after the date of termination, unless the Option would expire during the period in which the Common Stock received upon the exercise of the Option would be subject to restrictions on transfer in compliance with certain accounting rules set forth in the Securities and Exchange Commission Accounting Series Releases 130 and 135, and in that case the Option will expire ten calendar days after the expiration of the SEC transfer restriction period. Furthermore, if the Option holder's termination is for any other reason than death and the Option holder dies during the period after his or her termination but before the right to exercise the Option expires, the right to exercise the Option will expire one year after the date of termination of employment, and until expiration, the holder's heirs, legatees or legal representative may exercise the Option.

  The Outside Directors Committee may also grant Options in substitution of options held by individuals who become employees of the Corporation or a subsidiary Corporation as a result of an acquisition of such individuals' employer by the Corporation or a subsidiary Corporation. If necessary to conform the Options to the options for which they are granted in substitution, the Outside Directors Committee may grant substitution Options under terms and conditions that vary from those otherwise required by the Plan.

                       AMENDMENT OF THE PLAN AND OPTIONS

  The Board of Directors generally may amend the Plan in any manner with respect to future grants of Options and the Outside Directors Committee may amend outstanding Options in any manner consistent with the Plan. However, no Plan or Option amendment will be effective without the approval of the shareholders of the Corporation if the amendment (i) materially increases the benefits accruing to Insiders; (ii) materially increases the number of securities that may be issued under the Plan (other than by reason of an adjustment of shares); (iii) materially modifies the requirements as to eligibility of Insiders for participation in the Plan; (iv) changes the class of eligible employees, officers or directors; (v) withdraws administration of the Plan from a committee of disinterested persons; or (vi) extends the term of the Plan or the period during which an outstanding Incentive Stock Option may be exercised. Further, no amendment will be effective if the amendment (i) changes the manner of determining the exercise price of Incentive Stock Options;

(ii) makes individuals who are not employees of the Corporation (or its parent or a subsidiary of the Corporation) eligible to be granted Incentive Stock Options; (iii) changes the nontransferability of the Options; or (iv) alters or impairs any rights or obligations of any outstanding Option without the written consent of the Option holder.

                     CORPORATE CHANGES; CHANGE OF CONTROL

  In the event of a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of outstanding shares of Common Stock, the Plan provides for appropriate adjustments to (i) the number and class of shares subject to the Plan and (ii) the number, class, and per-share price of shares subject to outstanding Options. In the event of liquidation or dissolution of the Corporation, a corporate reorganization in which the Corporation is not the survivor, or a sale of all or substantially all of the assets of the Corporation, all outstanding Options will be fully vested and exercisable during the 30-day period preceding the event unless the Plan is continued and the Options are assumed or substituted with new Options for stock of a successor corporation (or a parent or subsidiary) with appropriate adjustments to the number and kind of shares subject to, and exercise prices of, the substitute Options. However, if exercise of any of the Options that otherwise would be exercisable during the 30-day period preceding the event would not be in conformity with all applicable Federal securities laws or if the immediate exercisability of the Options would result in an "excess parachute payment" as defined in Section 280G of the Code, the Options will not become immediately exercisable and will be cancelled as of the event, unless the Joint Compensation Committee determines otherwise.

  In the event of a Change of Control of the Corporation, all then-outstanding Options will automatically become 100 percent vested and exercisable. However, if the immediate exercisability of the Options would result in an "excess parachute payment" as defined in Section 280G of the Code, the Options will not become immediately exercisable, unless the Joint Compensation Committee determines otherwise. "Change of Control" means a sale of substantially all of the Corporation's assets or a change in the ownership of securities of the Corporation representing 25 percent or more in the aggregate voting power of the Corporation's then-outstanding voting securities, provided that no Change of Control will result from transfers of voting securities by a more than 25 percent shareholder to an immediate family member, a trust for the benefit of the 25 percent shareholder or such shareholder's immediate family member, a trust revocable by the 25 percent shareholder, entities over which the 25 percent shareholder has the direct or indirect power to direct the management or policies or charitable organizations funded by the 25 percent shareholder. Furthermore, no Change of Control will result from the acquisition of voting securities by an individual who is not a 25 percent shareholder but who was a 25 percent shareholder on the effective date of the Plan or any acquisition of voting securities by any person, trust or other entity (described in the preceding sentence) to which a 25 percent shareholder may transfer securities without causing a Change of Control. Currently, the only 25 percent shareholder of the Corporation is Joe L. Allbritton, its Chairman and Chief Executive Officer.

                        FEDERAL INCOME TAX CONSEQUENCES

  Information regarding the federal income tax consequences to the Corporation of Options granted under the Plan follows. This information is not intended to be exhaustive and is intended only to briefly summarize the federal income tax statutes, regulations and currently available agency interpretations thereof, and is intended to apply to the Plan as normally operated.

Incentive Stock Options. An Option holder will not realize taxable income upon the grant of an Incentive Stock Option. In addition, an Option holder generally will not realize taxable income upon the exercise of an Incentive Stock Option. However, an Option holder's alternative minimum taxable income will be increased by the amount that the fair market value of the Option Stock, generally determined as of the date of exercise, exceeds the exercise price of the Option. Furthermore, except in the case of the Option holder's death, if an Option is exercised more than 3 months after the Option holder's termination, the Option ceases to be treated as an Incentive Stock Option and is subject to taxation under the rules applicable to Nonqualified Stock Options.

  If the Option holder sells the Common Stock acquired upon exercise of an Incentive Stock Option, the tax consequences of the sale (a "disposition") depend upon whether the disposition is qualifying or disqualifying. The disposition of the Option Stock is qualifying if made at least two years after the date the Incentive Stock Option was granted and at least one year after the date the Incentive Stock Option was exercised. If the disposition of the Option Stock is qualifying, any excess of the sale price of the Option Stock over the exercise price of the Option would be treated as long-term capital gain taxable to the Option holder at the time of the sale. If the disposition is not qualifying, i.e., a disqualifying disposition, the excess of the fair market value of the Option Stock on the date the Option was exercised over the exercise price would be compensation income taxable to the Option holder at the time of the disposition, and any excess of the sale price of the Option Stock over the fair market value of the Option Stock on the date the Option was exercised would be capital gain.

  Unless an Option holder engages in a disqualifying disposition, the Corporation will not be entitled to a deduction with respect to an Incentive Stock Option. However, if an Option holder engages in a disqualifying disposition, the Corporation will be entitled to a deduction equal to the amount of compensation income taxable to the Option holder.

Nonqualified Stock Options. An Option holder will not realize taxable income upon the grant of a Nonqualified Stock Option. However, when the Option holder exercises the Option, the difference between the exercise price of the Option and the fair market value of the Option Stock on the date of exercise is compensation income taxable to the Option holder. The Corporation will be entitled to a deduction equal to the amount of compensation income taxable to the Option holder, as long as income taxes are withheld on the Option holder's compensation income.

  To be adopted, the Plan must be approved by the affirmative vote of the holders of at least a majority of the shares of Common Stock present, or represented and entitled to vote, at the Meeting. Unless otherwise directed, proxies will be voted FOR adoption of the Plan.

                             SHAREHOLDER PROPOSALS

PROPOSAL ONE

  Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who is the owner of 500 shares of Common Stock, has advised the Corporation that she intends to present the following proposal for shareholder action at the Meeting:

  Resolved: "That the shareholders of Riggs National assembled in annual meeting in person and by proxy, hereby recommend that the Board of Directors take the necessary steps to require all members of the Board of Directors to own a minimum of 1000 shares of voting stock in Riggs National."

  Reasons: "Stock ownership by Directors makes them partners with other shareholders."

  "Certainly 1000 shares is a reasonable minimum amount for ALL directors to own in view of the director fees and perks they receive."

  "Last year the owners of 2,073,184 shares, representing approximately 13.27% of shares voting, voted FOR this proposal."

  "If you AGREE, please mark your proxy FOR this proposal."

  The Board of Directors recommends a vote AGAINST this proposal. The identical proposal was presented to the shareholders at the last four annual meetings. The proposal has been rejected each year; last year by a vote of 13,416,767 AGAINST to 2,073,184 FOR, with 128,406 shares ABSTAINING.

  The Corporation historically has had a requirement that directors own shares having an aggregate par value of $1,000 (currently 400 shares). While the Corporation believes that ownership of some amount of its shares by directors is desirable, requiring a minimum of 1,000 shares could deter many qualified candidates and, therefore, would not be in the Corporation's best interests.

  In selecting a slate of nominees for election, the Board strives to attract a diverse group of highly qualified individuals. A 1,000 share requirement would make achievement of this goal more difficult by narrowing the field of qualified candidates. In sum, the proposed requirement would unnecessarily restrict the Corporation's ability to obtain the services of many qualified directors without producing any benefit for the Corporation or its shareholders. Accordingly, the Board of Directors recommends a vote AGAINST the proposal.

  To be adopted, the resolution must be approved by the affirmative vote of the holders of at least a majority of the shares of the Common Stock present, or represented and entitled to vote, at the Meeting. Unless otherwise directed, proxies will be voted AGAINST the proposal.

PROPOSAL TWO

  William J. Davis, 3002 Remington Blvd, St. Charles, Missouri 63303, who is the owner of 500 shares of Common Stock, has advised the Corporation that he intends to present the following proposal for shareholder action at the
Meeting:

  RESOLVED: That the shareholders of Riggs National assembled in annual meeting in person and by proxy, hereby recommend that the Board of Directors take the necessary steps to combine the positions of Chairman of the Board and Chief Executive Officer with the person presently holding the position as Chief Executive Officer assuming both positions.

  REASON: Respectfully submitted, if this not implemented it is my personal opinion the poor performance of the Riggs Corporation over the past three years could continue. This would enable the new Chief Executive Officer to lead Riggs corporation at a faster pace and a savings of over $325,000.00 annually for the Chairman of the Board salary. This should allow new people to implement fresh ideas for a faster progressive turn around.

  The Board of Directors recommends a vote AGAINST this proposal. The Bylaws of the Corporation already provide that the Chairman of the Board shall also be the Chief Executive Officer. Moreover, the decision whether particular individuals should hold particular offices is a decision traditionally made by Boards of Directors rather than by shareholders. The Corporation is best served by allowing the Board of Directors, which constantly monitors the needs of the Corporation, to have the widest possible discretion in the selection of officers.

  To be adopted, the resolution must be approved by the affirmative vote of the holders of at least a majority of the shares of Common Stock of the Corporation present, or represented and entitled to vote, at the Meeting. Unless otherwise directed, proxies will be voted AGAINST the proposal.

               SHAREHOLDER PROPOSALS FOR THE 1995 ANNUAL MEETING

  The Board of Directors anticipates that the next annual meeting of shareholders will be held on or about April 12, 1995. A shareholder who intends to present a proposal at the 1995 Annual Meeting must submit the written text of the proposal to the Corporation not later than December 31, 1994, in order for the proposal to be considered for inclusion in the Corporation's proxy statement and form of proxy for that meeting.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen & Co. are the independent public accountants for the Corporation and have served as the independent public accountants for Riggs Bank since 1974. A representative of Arthur Andersen & Co. is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions.

                                 OTHER MATTERS

  This proxy is solicited on behalf of the Board of Directors of the Corporation. The cost of solicitation of proxies will be borne by the Corporation. The Corporation may solicit proxies personally or by telephone, in addition to solicitations by mail. All such further solicitations will be made by directors, officers or regular employees of the Corporation or of Riggs Bank, who will not be additionally compensated therefor, or by the Corporation's transfer agent (Bank of New York), whose costs will be borne by the Corporation. Arrangements will be made by the Corporation for the forwarding, at the Corporation's expense, of soliciting materials by brokers, nominees, fiduciaries and other custodians to their principals.

  The Board of Directors is not aware of any other matters that may come before the Meeting. If any other business properly comes before the Meeting, the persons designated as Proxies will vote upon such matters according to their discretion.

                                          By Order of the Board of Directors

                                          /s/ Alexander C. Baker

                                          ALEXANDER C. BAKER
                                          Secretary

                                                                     APPENDIX A

                          RIGGS NATIONAL CORPORATION
                            1994 STOCK OPTION PLAN

1. PURPOSE OF THE PLAN.

  This 1994 Stock Option Plan (the "Plan") of Riggs National Corporation (the "Corporation") for key employees of the Corporation and its subsidiaries is designed to advance the best interest of the Corporation by providing such employees who have a substantial responsibility for its management and growth with an additional incentive to continue to contribute to the growth and success of the Corporation by increasing their proprietary interest in the success of the Corporation.

2. DEFINITIONS.

    (a) "Board" means the Board of Directors of the Corporation.

    (b) "Common Stock" means the common shares, $2.50 par value per share, of the Corporation.

    (c) "Joint Compensation Committee" means the compensation committees of the Board and the Board of Directors of The Riggs National Bank of Washington, D.C. meeting in joint session, but excluding any member of either committee who is not both a Disinterested Director and an Outside Director.

    (d) "Corporation" means the Riggs National Corporation.

    (e) "Date of Grant" means the date on which an Option is approved by the Outside Directors Committee.

    (f) "Director" means a member of the Corporation's Board of Directors.

    (g) "Disability" as to an Option holder has the same meaning as the term is used in the long-term disability insurance plan contributed to by the Corporation or its Subsidiary Corporation on behalf of the Option holder, or if the Option holder is not covered by any such plan, disability shall have the meaning provided for in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or any successor statute thereto (the "Code").

    (h) "Disinterested Person" means a Director who was not granted during the one (1) year immediately preceding the Director's appointment to the committee, and is not granted while a member of the committee, equity securities under the Plan or any other plan of the Corporation or an affiliate of the Corporation, except as may be otherwise permitted by Rule 16b-3(c)(2) promulgated under the Securities Exchange Act of 1934.

    (i) "Fair Market Value" shall mean, with respect to a share of Common Stock, (i) if the Common Stock is traded on the National Market System or a national securities exchange, the closing price of the Common Stock on the determination date, or, if there are no sales on such date, then on the next preceding date on which there were sales of Common Stock, all as published in the NASDAQ National Market Issues report in the Eastern Edition of The Wall Street Journal, (ii) if the Common Stock is not traded on the National Market System or listed on a national securities exchange, the closing price last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on the determination date, or, if no sales are reported on such date, then on the next preceding date on which there were such quotations, or (iii) if the Common Stock, is not traded on the National Market System or listed on a national securities exchange and quotations for the Common Stock are not reported by the National Association of Securities Dealers, Inc., the Fair Market Value determined by the Joint Compensation Committee on the basis of available prices for the Common Stock or in such manner as the Joint Compensation Committee shall agree. Notwithstanding the preceding, the Fair Market Value on a given determination date of Common Stock subject to Incentive Stock Options or Common Stock valued in connection with the exercise of Incentive Stock Options shall be an amount that is equal to the Joint Compensation Committee's good-faith determination of the Common Stock's value on the given determination date, and the Joint Compensation Committee shall for all purposes of this Plan have the authority to determine Fair Market Value using methods other than those described in this Section if the Joint Compensation Committee determines that such alternative methods more properly reflect the Fair Market Value of the Common Stock.

    (j) "Incentive Stock Option" means an Option qualifying for special tax treatment under Section 422 of the Code.

    (k) "Insider" means any person subject to the provisions of Section 16 of the Act, including an "officer" of the Corporation within the meaning of
  Section 16 of the Act, a "director" within the meaning of section 3(a)(7) of the Act, and a "beneficial owner" of more than ten percent (10%) of any class of the equity securities of the Corporation within the meaning of
  Section 16 of the Act.

    (l) "Key Employee" means any employee (including employees who are also officers or directors, but not including directors who are not also employees) of the Corporation or any Subsidiary Corporation who has substantial responsibility in the direction and management of the Corporation or a Subsidiary Corporation, as determined by the Joint Compensation Committee.

    (m) "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

    (n) "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under this Plan.

    (o) "Outside Director" means a Director who is neither an employee nor an officer of the Corporation or its subsidiaries and qualifies as an outside director within the meaning of Section 162(m)(4) of the Code, and applicable regulations thereunder or who is deemed to be an outside director under the applicable regulations and authority.

    (p) "Outside Directors Committee" means a committee composed of all Outside Directors who are Disinterested Persons.

    (q) "Parent Corporation" has the same meaning used in Section 424(e) of the Code.

    (r) "Plan" means the Riggs National Corporation 1994 Stock Option Plan as set forth herein, which may be amended from time to time.

    (s) "Subsidiary Corporation" has the same meaning used in Section 424(f) of the Code.

3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

  Subject to the provisions of Section 8 of the Plan, the aggregate number of authorized but unissued shares of Common Stock that may be issued pursuant to Options granted under the Plan will not exceed one million two hundred fifty thousand (1,250,000) shares. Shares that by reason of expiration of an Option or otherwise are no longer subject to purchase pursuant to an Option granted under the Plan may again be available for issuance pursuant to Options under the Plan.

4. ADMINISTRATION OF THE PLAN.

  The Plan shall be administered by the Joint Compensation Committee. The Joint Compensation Committee has the authority to recommend to the Outside Directors Committee the

Key Employees to be granted Options, the times when Options will be granted, the number of shares subject to each Option, the exercise price of each Option, the vesting schedule (if any) of each Option, the conditions precedent (if any) to acceleration of the vesting schedule of each Option, the method of payment for shares acquired upon the exercise of Options, the expiration date of each Option, the Fair Market Value of Common Stock subject to Options, and any other terms and conditions of the Options it deems appropriate. The Outside Directors Committee shall have the authority to approve, reject or modify recommended grants of Options by the Joint Compensation Committee. A majority of the Outside Directors Committee shall constitute a quorum. All actions by the Outside Directors Committee shall require a majority of the members of such committee present at such meeting. Any action by the Outside Directors Committee may be taken by a unanimous written consent of all members of the committee, and action so taken shall be fully effective as if it had been taken by a vote of the members at a meeting duly called and held. No Option shall be granted unless and until such grant is approved by the Outside Directors Committee.

  All questions of interpretation of the Plan or of any Options will be determined solely by the Joint Compensation Committee, and any such determination will be final and binding upon all persons having an interest in the Plan.

5. ELIGIBILITY.

  Key Employees of the Corporation and any Subsidiary Corporation will be eligible to participate in the Plan, as approved by the Joint Compensation Committee.

  No Key Employee shall be eligible to be granted Stock Options under the Plan representing more than 100,000 shares of Common Stock per calendar year, regardless of whether the Stock Options are Incentive Stock Options, Nonqualified Stock Options or a combination thereof.

6. TERMS AND CONDITIONS OF STOCK OPTIONS.

  Each Option granted under this Plan will be evidenced by an Option agreement between the Corporation and the recipient that sets forth the exercise price of the Option, the vesting schedule (if any) of the Option, the expiration date of the Option, and any other terms or conditions approved by the Outside Directors Committee subject to the following terms and conditions:

    (a) OPTION PRICE.

      (i) NONQUALIFIED OPTIONS. The exercise price per share for the shares subject to a Nonqualified Stock Option will be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant.

      (ii) INCENTIVE OPTIONS. The exercise price per share for the shares subject to an Incentive Stock Option will be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant. However, the exercise price per share for shares subject to an Incentive Stock Option granted to an individual who on the Date of Grant owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or of a Parent Corporation or a Subsidiary Corporation) will not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant.

    (b) TERM OF OPTIONS. Notwithstanding any other provisions of the Plan or any Option agreement, no Option will be exercisable after the expiration of ten (10) years from the Date of Grant. Furthermore, no Incentive Stock Option granted to an individual who on the Date of Grant owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or of a Parent Corporation or a Subsidiary Corporation) will be exercisable after the expiration of five (5) years from the Date of Grant.

    (c) MAXIMUM VALUE OF OPTIONS WHICH ARE INCENTIVE OPTIONS. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all stock option plans of the Corporation, a Parent Corporation and any Subsidiary Corporation) exceeds $100,000, the options are not Incentive Stock Options. For purposes of this paragraph, the Fair Market Value of the Common Stock will be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This paragraph will be applied by taking Incentive Stock Options into account in the order in which they are granted.

    (d) VESTING OF OPTIONS AND TERMINATION OF EMPLOYMENT. An Option will be exercisable only to the extent that it is vested on the date of exercise. Vesting of an Option will cease on the date that an Option holder is no longer an employee of the Corporation or a Parent Corporation or Subsidiary Corporation (the "date of termination"), and the Option will be exercisable only to the extent the Option is vested on the date of termination. However, if the Option holder is no longer an employee because of death or Disability, any Option that is not one hundred percent (100%) vested will automatically become one hundred percent (100%) vested on the date of termination. If the Option holder's termination is for reason of death, the right to exercise the Option will expire one (1) year after the date of the holder's death, and until expiration, the holder's heirs, legatees or legal representative may exercise the Option. If the Option holder's termination is for any reason other than death, the right to exercise the Option (to the extent that it is vested) will expire ninety (90) days after the date of termination unless the Option would then expire during the Pooling Period and the Common Stock received upon the exercise of the Option would be subject to the Pooling Period transfer restrictions and, in that case, the right to exercise the Option will expire ten (10) calendar days after the end of the Pooling Period. "Pooling Period" means the period in which property is subject to restrictions on transfer in compliance with the "Pooling-of-Interests Accounting" rules set forth in the Securities and Exchange Commission Accounting Series Releases 130 and 135. If termination is for a reason other than the holder's death and the Option holder dies after his or her termination but before the right to exercise the Option has expired, the right to exercise the Option shall expire one (1) year after the date of the holder's termination of employment, and until expiration, the holder's heirs, legatees or legal representative may exercise the Option.

    (e) EXERCISE.

      (i) CASH PAYMENT. An Option may be exercised as to all or any number of whole shares of the Common Stock with respect to which the Option is vested. Options may be exercised only by the Option holder's written notice to the Secretary of the Corporation (the "exercise notice") and only if the exercise notice is accompanied by payment in cash of the full exercise price for the shares with respect to which the Option is exercised, except as otherwise provided herein.

      (ii) NONCASH PAYMENT. The Joint Compensation Committee may approve payment of the exercise price in the form of (i) Common Stock of the Corporation other than stock acquired upon exercise of the Option, (ii) a combination of cash and such Common Stock, or (ii) Common Stock acquired upon exercise of the Option, provided that the requirements of Rule 16b-3 promulgated under the Act are met. The value of any Common Stock used to pay the exercise price or any portion thereof will be the Fair Market Value of Common Stock on the date of exercise.

      (iii) BROKER-DEALER PAYMENT. The Joint Compensation Committee may approve payment of the unpaid exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer, if the exercise notice is accompanied by the Option holder's written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer.

    (f) NONTRANSFERABILITY. No Option granted under the Plan, contingent or otherwise, will be transferable, assignable or subject to any encumbrance, pledge, or charge of any nature, except by will or the laws of descent and distribution. During the lifetime of an Option holder, an Option will be exercisable only by the Option holder or by the Option holder's legal representative. The executor or administrator of the estate of the Option holder may transfer any rights with respect to such Option to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Option or under the laws of intestacy.

    (g) STOCK LEGEND. The Corporation may require that certificates evidencing shares of Common Stock purchased upon the exercise of Incentive Stock Options issued under the Plan be endorsed with a legend in substantially the following form:

    The shares evidenced by this certificate may not be sold or transferred
    prior to      , 19  , in the absence of a written statement from Riggs
    National Corporation (the "Corporation") to the effect that the Corporation is aware of the fact of such sale or transfer.

    The blank contained in such legend shall be filled in with the date that is the later of: (i) one year and one day after the date of exercise of such Incentive Stock Option or (ii) two years and one day after the date of grant of such Incentive Stock Option. Upon delivery to the Corporation, at its principal executive office, of a written statement to the effect that such shares have been sold or transferred prior to such date, the Corporation does hereby agree to promptly deliver to the transfer agent for such shares a written statement to the effect that the Corporation is aware of the fact of such sale or transfer. The Corporation may also require the inclusion of any additional legend that may be necessary or appropriate.

    (h) CHANGE OF CONTROL. In the event of a Change of Control (as hereinafter defined), all then-outstanding Options will become one hundred percent (100%) vested and exercisable as of the Change of Control. However, if in the opinion of counsel to the Corporation the immediate exercisability of such Options, when taken into consideration with all other "parachute payments" as defined in Section 280G of the Code, would result in an "excess parachute payment" as defined in such section, such Option shall not become immediately exercisable, except and to the extent the Joint Compensation Committee in its discretion shall otherwise determine. For purposes of the Plan, "Change of Control" means the sale of substantially all of the Corporation's assets or the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the Act), or of record, of securities of the Corporation representing twenty-five percent (25%) or more in the aggregate voting power of the Corporation's then-outstanding Common Stock by any "person" (within the meaning of Sections 13(d) and 14(d) of the Act), including any corporation or group of associated persons acting in concert, other than (i) the Corporation or its subsidiaries and/or (ii) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Corporation or of its subsidiaries, including a trust established pursuant to any such plan; provided, that a Change of Control will not result from:
  (A) a transfer of the Corporation's voting securities by a person who is the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the voting securities of the Corporation (a "25 Percent Owner") to (i) a member of such 25 Percent Owner's immediate family (within the meaning of Rule 16a-1(e) of the Act) either during such 25 Percent Owner's lifetime or by will or the laws of descent and distribution; (ii) any trust as to which the 25 Percent Owner or a member (or members) of his immediate family (within the meaning of Rule 16a-1(e) of the Act) is the beneficiary;
  (iii) any trust as to which the 25 Percent Owner is the settlor with sole power to revoke; (iv) any entity over which such 25 Percent Owner has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or (v) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code that is funded by the 25 Percent Owner; or (B) the acquisition of voting securities of the Corporation by either (i) a person who was a 25 Percent Owner on the effective date of the Plan or (ii) a person, trust or other entity described in the foregoing clauses (A)(i)-(v) of this subsection.

7. TERMINATION AND AMENDMENT OF THE PLAN AND OPTIONS.

  The Board may terminate the Plan at any time except with respect to any outstanding Options. The Board may amend the Plan in any manner with respect to future grants of Options and the Outside Directors Committee may amend outstanding Options in any manner consistent with the Plan subject to the following limitations:

    (a) Except as provided in Section 8 of the Plan, no amendment will be effective without the approval of the shareholders of the Corporation if that amendment (i) materially increases the benefits accruing to Insiders under the Plan, (ii) materially increases the number of securities that may be issued under the Plan, (iii) materially modifies the requirements as to eligibility of Insiders for participation in the Plan, within the meaning of Rule 16b-3 promulgated under the Act, (iv) changes the class of eligible employees, officers or directors, (v) withdraws administration of the Plan from a committee of Disinterested Persons, or (vi) extends the term of the Plan or the period during which any outstanding Incentive Stock Option may be exercised.

    (b) No amendment will be effective if the amendment changes the manner of determining the exercise price of Incentive Stock Options, makes individuals who are not employees of the Corporation or of any Parent or Subsidiary Corporation eligible to be granted Incentive Stock Options, changes the nontransferability of the Options, or alters or impairs any rights or obligations of any outstanding Option without the written consent of the Option holder.

8. CHANGE IN CAPITAL STRUCTURE.

    (a) The existence of outstanding Options shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    (b) If the Corporation shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefore in money, services or property, then (i) the number, class, and per-share price of shares of Common Stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had the optionee exercised his or her Option in full immediately prior to the event requiring the adjustment; and (ii) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

    (c) After a merger of one or more corporations into the Corporation or after a consolidation of the Corporation and one or more corporations in which the Corporation shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number and class of shares as to which such Option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number and class of shares of Common Stock equal to the number and class of shares as to which such Option shall be so exercised.

    (d) If the Corporation is merged into or consolidated with another corporation under circumstances where the Corporation is not the surviving corporation, or if the Corporation is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised Options remain outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options shall be cancelled as of the effective date of any such merger, consolidation or sale provided that (i) notice of such cancellation shall be given to each holder of an Option and
  (ii) each holder of an Option shall have the right to exercise such Option in full (without regard to any vesting or other limitations on exercise imposed on such Option) during the 30-day period preceding the effective date of such merger, consolidation, liquidation, or sale (the "corporate event"). Notwithstanding the preceding provisions, if no provisions are made for the continuance, assumption or substitution of Options and if exercise of any then-outstanding Options during the 30-day period preceding the effective date of such corporate event would not be in conformity with all applicable federal securities laws, or if in the opinion of counsel to the Corporation the immediate exercisability of such Options, when taken into consideration with all other "parachute payments" as defined in
  Section 280G of the Code, would result in an "excess parachute payment" as defined in such section, such Option shall not become immediately exercisable and shall be cancelled as of the effective date of the corporate event, except and to the extent the Joint Compensation Committee in its discretion shall otherwise determine.

    (e) Except as hereinbefore expressly provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options.

    (f) Adjustment under the preceding provisions of this section will be made by the Joint Compensation Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustment. No adjustment will be made in a manner that causes an Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option under the Code.

9.  HOLDING PERIOD.

  Notwithstanding anything to the contrary in the Plan, Common Stock acquired through exercise of an Option granted to an Insider may not be disposed of by the Insider during the six-month period beginning on the Date of Grant.

10. GENERAL PROVISIONS.

    (a) The Corporation shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the Option holder or the Corporation of any provision of any law, statute, or regulation of any stock exchange upon which the Common Stock may be listed or any governmental authority whether it be Federal or State. Unless a registration statement is in effect under the Securities Act of 1933, as amended (the "Act") with respect to the shares of Common Stock covered by an Option, the Corporation shall not be required to issue shares upon exercise of any Option (i) unless the Joint Compensation Committee has received evidence satisfactory to it to the effect that the holder of such Option is acquiring such shares for investment and not with a view to the distribution thereof or (ii) unless an opinion of counsel to the Corporation has been received by the Corporation, in a form and substance that is deemed acceptable by the Joint Compensation Committee, to the effect that a registration statement is not required. Any determination in this connection by the Joint Compensation Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Act, the Corporation may imprint the following legend or any other legend that counsel for the Corporation considers necessary or advisable to comply with the Act:

    "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except pursuant to an effective registration statement or upon receipt by the Corporation of any opinion of counsel, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer."

    The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act and, in the event any shares are so registered, the Corporation may remove any legend on certificates representing such shares. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

    (b) No Option holder and no beneficiary or other person claiming under or through an Option holder will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued or transferred to such Option holder or beneficiary.

    (c) The Plan and all determinations made and actions taken pursuant thereto will be governed by the laws of the State of Delaware and construed in accordance therewith.


    (d) The Plan is intended to comply in all respects with Rule 16b-3 promulgated under the Act (the "exemption"). If the Plan is found not to qualify for the exemption, any disqualifying Plan provision will be deemed replaced by a provision that most nearly accomplishes the intent of the Board at the time the Plan was adopted and that results in the Plan's qualification for the exemption. If the Board's intent cannot be accomplished through a substitute provision that results in the Plan's qualification for the exemption, the Plan will continue in full force and effect in the form adopted by the Board notwithstanding the Plan's failure to qualify for the exemption.

    (e) Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who become employees of the Corporation or a Subsidiary Corporation as a result of a merger or consolidation of the employing corporation with the Corporation or a Subsidiary Corporation or the acquisition by the Corporation or a Subsidiary Corporation of the assets of the employing corporation, or the acquisition by the Corporation or a Subsidiary Corporation of at least 50% of the issued and outstanding stock of the employing corporation as the result of which it becomes a Subsidiary Corporation of the Corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Joint Compensation Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options that are Incentive Stock Options, no such variation shall be such as to affect the status of any such substitute option as an "incentive stock option" under Section 422 of the Code.

11. TAXES.

    (a) WITHHOLDING.

      (i) CASH PAYMENT. The Corporation may make such provisions as it deems appropriate to withhold any taxes the Corporation determines it is required to withhold in connection with any Option or require the Option holder to pay the amount of the withholding taxes in cash to the Corporation as a condition precedent to the issuance of shares pursuant to the exercise of an Option.

      (ii) BROKER-DEALER PAYMENT. If the exercise price of an Option is paid by a broker-dealer, as provided herein, payment of withholding taxes in connection with the exercise of the Option, up to an amount calculated by assuming the maximum federal, state, and local marginal tax rates, may be made by the broker-dealer.

    (b) TAX QUALIFICATION. Incentive Stock Options granted under the Plan are intended to qualify as Incentive Stock Options within the meaning of
  Section 422 of the Code, and the terms of the Plan and Options granted hereunder shall be so construed. Notwithstanding the foregoing, nothing in the Plan shall be interpreted as a representation, guarantee or other undertaking on the part of the Corporation that any Options are, or will be, determined to qualify as incentive stock options within the meaning of the Code.

12. INDEMNIFICATION OF BOARD AND COMMITTEES.

  The members of the Board of Directors, the Joint Compensation Committee and the Outside Directors Committee will be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or Option agreements, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it is adjudged in such action, suit or proceeding that the member is liable for negligence or misconduct in the performance of the member's duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a member will in writing offer the Corporation the opportunity, at its own expense, to defend the same. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors, the Joint Compensation Committee and the Outside Directors Committee and shall be in addition to any and all other rights of indemnification to which such members may be entitled as a matter of law, contract, or otherwise.

13. LIMITATION OF RIGHTS.

    Neither the adoption and maintenance of the Plan nor the grant of Options will:

    (a) limit the right of the Corporation, Parent Corporation or Subsidiary Corporation to discharge or discipline any employee, or otherwise terminate or modify the terms of any employment agreement, or

    (b) confer upon any Option holder any contract or other right or interest other than as specifically provided in the Plan and the Option agreement.

14. EFFECTIVE DATE OF THE PLAN, DURATION OF THE PLAN.

    (a) The Plan became effective as of February 9, 1994 upon adoption by the Board, subject to approval by the holders of a majority of the shares of Common Stock which are represented in person or by proxy and entitled to vote on the subject at the 1994 annual meeting of the shareholders of the Corporation.

    (b) Unless previously terminated, the Plan will terminate ten (10) years after the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the shareholders, except that Options that are granted under the Plan before its termination will continue to be administered under the terms of the Plan until the Options terminate or are exercised.

                         RIGGS NATIONAL CORPORATION

                Proxy for 1994 Annual Meeting of Shareholders

     The undersigned hereby appoints C. Thomas Clagett, Jr., Thomas B. Hargrave, Jr. and William J. McManus as proxies, severally and each with full power of substitution, to vote all the shares of Common Stock of Riggs National Corporation standing in the name of the undersigned on its books on March 31, 1994 at the Annual Meeting of Shareholders, to be held at the Renaissance Hotel, 999 9th Street, N.W., Washington, D.C. 20001 on May 11, 1994, at 9:30 a.m., or at any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND IF PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

     IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "AGAINST" ITEMS 3 AND 4, AND IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS SHOULD ANY OTHER BUSINESS BE PROPERLY PRESENTED AT THE MEETING.

                  (Continued, and to be executed and dated on the other side.)

1.  ELECTION OF DIRECTORS:  Joe L. Allbritton, Barbara B. Allbritton,
    Robert L. Allbritton, Calvin Cafritz, Charles A. Camalier, III,
    Timothy C. Coughlin, Ronald E. Cuneo, Floyd E. Davis, III,
    Jacqueline C. Duchange, Michela A. English, James E. Fitzgerald,
    David J. Gladstone, Lawrence I. Hebert, Paul M. Homan, Michael J. Jackson, Leo J. O'Donovan, S.J., Steven B. Pfeiffer, John A. Sargent,
    Robert L. Sloan, James W. Symington, Jack Valenti, Eddie N. Williams.

    FOR ALL NOMINEES      WITHHOLD AUTHORITY        EXCEPTIONS
    LISTED ABOVE          TO VOTE FOR NOMINEES      (AS MARKED TO THE
                          LISTED ABOVE                  CONTRARY BELOW)

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write that nominee's name on the following line.)

EXCEPTIONS
          ----------------------------------------------------------------

2.  FOR adoption of the Riggs             FOR      AGAINST      ABSTAIN
    National Corporation 1994 Stock
    Option Plan.


3.  Shareholder Proposal that would       FOR      AGAINST      ABSTAIN
    require each member of the
    Board of Directors to own a mini-
    mum of 1000 shares of voting
    stock of the Corporation.


4.  Shareholder Proposal recom-           FOR      AGAINST      ABSTAIN
    mending that the positions of
    Chairman of the Board and
    CEO be combined and that the
    CEO assumes both positions.


5.  Other Matters.         Address Change

                           and/or Comments Mark Here

PROXY DEPARTMENT
NEW YORK, N.Y. 10203-0573

      (When signing as attorney, executor, administrator, trustee, or guardian, please give full title, if more than one trustee, all should sign.)

      Dated:                                                          1994
            ----------------------------------------------------------


      --------------------------------------------------------------------
                          Signature of Shareholder

      --------------------------------------------------------------------
                          Signature of Shareholder

      Votes must be indicated (X) in Black or Blue ink.



Please date, sign and return promptly in the accompanying envelope.